Exhibit 10.48

WARRANT EXERCISE SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT ("Subscription Agreement") is made and entered into as of May 16, 2008 by and between Neonode Inc., a Delaware corporation ("Company"), and the subscribers whose names and addresses are set forth on the signature page hereto (each a "Subscriber").

Background: The Company has issued (i) 5,376,453 warrants, each exercisable to purchase one share of common stock, par value $.01 per share, of the Company (“Common Stock”), exercisable at a price of $2.8313 expiring August 10, 2012 (the “$2.83 Warrants”), issued pursuant to the Warrant Agreement, dated August 10, 2007 (the “$2.83 Warrant Agreement”), (ii) 206,000 warrants, each exercisable to purchase Common Stock, exercisable at a price per share of $16.65, expiring July 6, 2010 (the “$16.65 Warrants”), (iii) 11,000 warrants, each exercisable to purchase Common Stock, exercisable at a price per share of $7.50, expiring June 26, 2008 (the “$7.50 Warrants”), (iv) 11,000 warrants, each exercisable to purchase Common Stock, exercisable at a price per share of $8.75, expiring June 26, 2008 (the “$8.75 Warrants”), (v) 1,432,445 warrants, each exercisable to purchase Common Stock, exercisable at a price per share of $3.92, expiring September 26, 2012 (the “$3.92 Warrants”), (vi) 213,077 warrants, each exercisable to purchase Common Stock, exercisable at a price per share of approximately $3.92, expiring on dates through September 26, 2012 (the “Additional Warrants”), and (vii) 10,000 warrants, each exercisable to purchase Common Stock, exercisable at a price per share of $10.00, expiring June 26, 2008 (the “$10.00 Warrants”, and collectively with the $2.83 Warrants, the $16.65 Warrants, the $7.50 warrants, the $3.92 Warrants, the Additional Warrants and the $8.75 Warrants the “Exercise Warrants”). In order to induce exercise of the Exercise Warrants, the Company is offering (the “Warrant Offering”) to holders of Exercise Warrants (the “Warrantholders”) for a period expiring at 3:30 p.m. on May 19, 2008 to reduce the exercise price per Exercise Warrant to $[__]1  (payable in cash or by surrender of Company debt only) per share of Common Stock and to issue two new warrants to purchase Common Stock in the form attached hereto as Exhibit A (the “New Warrants”) for each Exercise Warrant exercised. Holders of the $2.83 Warrants are requested to amend the Warrant Agreement to eliminate a requirement for a 30 day period for a temporary reduction in exercise price and to waive certain notice provisions contained therein to enable the Company to carry out the Warrant Offering. The New Warrants will be exercisable for a term of five (5) years at an exercise price of $[   ]2. The aggregate reduced exercise price is hereafter referred to as the “Subscription Price”. The shares of Common Stock issuable upon exercise of the Exercise Warrants are hereafter referred to as the “New Shares”.

1 The price shall be the closing sale price per share of the Common Stock on the date hereof (“Market Value”) plus $.01. The closing sale price per share of the Common Stock on May 13, 2008 was $1.37 per share

2 The exercise price of the new warrant shall be 115% of Market Value.

The New Shares and New Warrants are sometimes referred to herein as the “Securities.”

The Company has also entered into a financial advisory agreement (the “Financial Advisory Agreement”) with Empire Asset Management Company (“Empire”) in connection with the transactions contemplated in this Subscription Agreement. Under the Financial Advisory Agreement, Empire Asset Management Company will receive cash fees equal to 10% of the gross proceeds from the Warrant offering, plus warrants (the “Empire Warrants”) in substantially the form of the New Warrants to purchase a number of shares of Common Stock equal to 10% of the aggregate number of New Shares and New Warrants issued in the Warrant Offering at an exercise price equal to the Market Value plus $.01 and the New Warrant Price, respectively, and a non-accountable expense allowance of $35,000.

Holders of Exercise Warrants who do not wish to exercise Exercise Warrants pursuant to this Subscription Agreement (the “Transfer Holders”) may transfer the Exercise Warrants to an accredited investor(s) (each, a “Transferee”) who will simultaneously exercise such Exercise Warrants for cash or surrender of Company debt, in exchange for delivery to the Transfer Holders of one New Warrant issuable upon exercise per Exercise Warrant transferred, as provided in the Warrant Transfer Agreement (the “Transfer Agreement”) in the form attached hereto as Exhibit B. Accordingly, Transferees who exercise Exercise Warrants acquired pursuant to a Transfer Agreement shall be required to execute this Subscription Agreement and shall receive one New Share upon exercise thereof and one New Warrant, with one additional New Warrant delivered to the Transfer Holder of the exercised Exercise Warrant.

The Company has outstanding $3,250,000 principal amount of 8% convertible notes (the “8% Notes”). The 8% Notes plus accrued interest are convertible at the option of the holders exercised prior to November 10, 2007, into Common Stock and warrants. Simultaneously with the issuance of the 8% Notes, the Company also agreed to sell up to $750,000 of additional 8% Notes to Ellis International at its option, expiring June 30, 2008. The Company has agreed with holders of the 8% Notes (the “Warrant Extension Agreement”) to issue to them warrants, substantially similar to the New Warrants (the “Extension Warrants”), to purchase an aggregate of 1,252,998 shares of Common Stock, in exchange for an extension of the maturity date of the 8% Notes to December 31, 2008, and has also agreed to extend the Ellis option to December 31, 2008. The foregoing is a condition to the Closing hereunder.

This Subscription Agreement, the New Warrants, the Financial Advisory Agreement and the Transfer Agreement are referred to herein as the “Transaction Documents.”

In connection with this subscription, each Subscriber and the Company agree as follows:

1.        Subscription; Closing.

1.1.  Purchase of New Shares and New Warrants; Transfer of Exercise Warrants. The undersigned Subscriber (which includes both Warrantholders and Transferees of New Warrants) hereby irrevocably agrees, represents and warrants with, to and for the benefit of the Company, that such Subscriber is executing this Subscription Agreement in connection with the exercise by the Subscriber of the number of Exercised Warrants set forth on the signature page hereof. Each Subscriber shall receive one New Share and two New Warrants for each Exercise Warrant exercised by the Subscriber; provided that Subscribers who are Transferees shall deliver one New Warrant to the Applicable Transfer Holder for each Exercise Warrant in accordance with the applicable Transfer Agreement. Subject to the terms and conditions of this Subscription Agreement, upon execution and delivery hereof by the Subscriber, the Subscriber hereby agrees to purchase the Securities pursuant to the terms of this Subscription Agreement, and against concurrent delivery to the Company of the Exercise Warrants exercised and the Subscription Price for such Securities.

1.2.  Offering. This offering of the Securities (the “Offering”) is being made to a limited group of Warrantholders and Transferees, all of whom shall represent to the Company pursuant to this Subscription Agreement that they are "accredited investors," as that term is defined in Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act") or who have otherwise been qualified as investors by the Company. All of the Securities offered hereby are being sold by the Company. The Company is offering the Securities for the consideration set forth herein. The Company may sell less than all of the Securities offered hereby, and shall be entitled to accept subscriptions and receive the Subscription Price for each subscription prior to the entire Offering being subscribed for. The Offering is being made on a “best efforts” no minimum basis, and accordingly the risk to Subscribers may be greater is only a small amount of Securities are sold hereunder.

1.3.  Escrow. Each Subscriber subscribing for cash shall deliver to Signature Bank, a New York State chartered bank and having an office at 261 Madison Avenue, New York, New York 10016 (the “Escrow Agent”), via wire transfer or a certified check, immediately available funds equal to its Subscription Price, which proceeds shall remain in escrow until the Closing (as defined below) occurs hereunder.

1.4.  Closing. The closing (“Closing”) of the purchase and sale of the Securities hereunder shall take place on or about May 19, 2008 (the “Closing Date”) at the offices of Hahn & Hessen LLP, counsel for the Company (“Counsel”), in New York, NY; provided that the Note Extension Agreement shall be executed and effective as of Closing. At the Closing:

(a)  The Subscriber shall deliver the Exercise Warrants to be exercised (or an appropriate Affidavit of Loss);

(b)  The Escrow Agent shall deliver the Subscription Price to the Company or as otherwise directed by the Company (and Subscribers subscribing by surrender of Company debt shall deliver evidence of such debt (or an affidavit of loss and indemnity) to Counsel);

(c)  The Company shall deliver the New Warrants to the Subscribers; and

(d)  The Company shall cause its transfer agent to deliver the New Shares to the Subscriber.

2.        Representations and Warranties of the Subscriber.

The Subscriber hereby represents and warrants to the Company as of the date hereof:

2.1.  Place of Business. The principal place of business address set forth below is such Subscriber's true and correct principal place of business and is the only jurisdiction in which an offer to sell the Securities was made to such Subscriber and such Subscriber has no present intention of moving its principal place of business to or of becoming a resident of any other state or jurisdiction.

2.2.   Sale or Transfer of the Securities; Unregistered Securities. The Subscriber understands that the Securities have not been registered under the Securities Act, or under the laws of any other jurisdiction. The Subscriber understands and agrees that transfer or sale of the Securities may be restricted or prohibited unless they are subsequently registered under the Securities Act and, where required, under the laws of other jurisdictions or an exemption from registration is available. The Subscriber will not offer, sell, transfer or assign its Securities or any interest therein in contravention of this Subscription Agreement, the Securities Act or any state or federal law. The Subscriber understands and acknowledges that, because of the substantial restrictions on the transferability of the Securities, it may not be possible for the Subscriber to liquidate the Subscriber's investment in the Company readily, even in the case of an emergency. Subscriber acknowledges that the Offering has not been registered with the Securities and Exchange Commission (the “Commission”) because the Company is relying on an exemption from registration under Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

2.3.  Representation of Accredited Investor Status (if a U.S. person). If the Subscriber is a U.S. person (as defined in Regulation S of the Commission), (i) such Subscriber, if it is a corporation, a partnership, a limited liability company, a trust or other business entity, has not been organized for the purpose of purchasing the Securities and (ii) Subscriber represents that at the time of the sale of the Securities to Subscriber, Subscriber (or, if Subscriber is a corporation, limited liability company or trust, each of its equity owners) qualifies as an "accredited investor" (as defined under Rule 501 of Regulation D promulgated under the Securities Act) using the following qualification factors (check all appropriate items):

(__)	$1,000,000 Net Worth Test:

I, Subscriber, am a natural person and my individual net worth, or joint net worth with my spouse (if any), inclusive of home, furnishings and automobiles, at the time of this purchase is in excess of $1,000,000.

(__)	$200,000 Individual/$300,000 Joint Annual Income Test:

I, Subscriber, am a natural person and my individual annual gross income (exclusive of my spouse’s income) has been in excess of $200,000 in each of the two most recent tax years, and I reasonably expect individual annual gross income (exclusive of my spouse’s income) to be in excess of $200,000 for the current tax year; or I am a natural person and my joint annual gross income (including my spouse’s annual gross income) has been in excess of $300,000 in each of the two most recent tax years, and I reasonably expect our joint annual gross incomes to be in excess of $300,000 for the current tax year.

(“Income” under this test is defined as adjusted gross income for federal income tax purposes plus (i) deductions for long-term capital gains under the Internal Revenue Code; (ii) deductions for depletion under section 611 et seq. of the Code; (iii) any exclusion for interest received on tax-exempt securities; and (iv) any losses of a Company allocated to the individual limited partners of the Company as reported on Form 1040).

(__)	Bank or Investment Company Test:

Subscriber is a bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; or is a broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; or is an insurance company as defined in section 2(13) of the Securities Act; or is any investment company registered under the Investment Corporation Act of 1940, or a business development company as defined in section 2(a)(48) of that Act; or is a Small Business Investment Corporation licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; is a plan established and maintained by a state, its political subdivision, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; or is an employee benefit plan within the meaning of the employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

(__)	Private Business Development Corporation Test:

Subscriber is a private business development company as defined in section 202(a)(22) of the Investment Advisors Act of 1940.

(__)	IRC Section 501c(3) Organization Test:

Subscriber is an organization described in Section 501c(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or Company, not formed for the specific purpose of acquiring the securities being offered, with total assets in excess of $5,000,000.

(__)	Direct Relationship to Issuer Test:

Subscriber is a director, executive officer, partner or manager of the Company of the securities being offered or sold, or any director, executive officer or manager of a partner or partner of that issuer.

(__)	$5,000,000 Noninvestment Trust Test:

Subscriber is a trust with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the securities being offered, whose purchase is directed by a “sophisticated person” as described in section 230.506(b)(2)(ii).

(__)	Equity Entity Comprised of Accredited Investors Test:

Subscriber is any equity entity in which all of the equity owners are accredited investors as defined above. Subscriber has had one of the persons responsible for overseeing and/or managing one or more of Subscriber’s financial accounts complete the attestation in Section 2 hereof in order to verify the information in this Section 2:

Yes _________     No _________

2.4.  Non U.S. Purchasers. If the Subscriber is not a U.S. person (each, a “Non-U.S. Purchaser”), (i) such Non-U.S. Purchaser is not a U.S. person; (ii) such Non-U.S. Purchaser was outside the United States at the time the offer to sell the Securities was made and at the time the buy order for the Securities was originated; (iii) such Non-U.S. Purchaser will not offer or sell the Securities, or any securities of the Company received in respect thereof, to a U.S. person or for the account or benefit of a U.S. person (other than a distributor), for a period of one year commencing on the Closing.

2.5.  Investment Experience and Ability to Bear Risk. Subscriber is knowledgeable and experienced with respect to the financial and business activities contemplated by the Company and is capable of evaluating the risks and merits of investing in the Securities and, in making a decision to proceed with this investment, has not relied upon any representations, warranties or agreements, other than those set forth in this Subscription Agreement and can bear the economic risk of an investment in the Company for an indefinite period of time, and can afford to suffer the complete loss thereof.

2.6.  Own Advice. In connection with the Subscriber’s investment in the Company, the Subscriber has carefully considered and has, to the extent the Subscriber believes such discussion necessary, discussed with the Subscriber’s professional legal, tax and financial advisers (the “Investment Advisors”) the suitability of an investment in the Securities for the Subscriber’s particular tax and financial situation and the Subscriber has determined that the Securities are a suitable investment for the Subscriber.

2.7.  Risks. The Subscriber represents and warrants that the Subscriber is aware (i) that the Securities involve a substantial degree of risk of loss of the Subscriber’s entire investment and that there is no assurance of any income from the Subscriber’s investment; and (ii) that any federal or State income tax benefits which may be available to the Subscriber, if any, may be lost through the adoption of new laws or regulations, to changes to existing laws and regulations and to changes in the interpretation of existing laws and regulations. The Subscriber further represents that the Subscriber is relying solely on the Subscriber’s own conclusions or the advice of the Subscriber’s Investment Advisors with respect to tax aspects of any investment in the Securities. The Subscriber further represents that it has read and reviewed the SEC Documents (as defined below) and Company Disclosure Letter, including without limitation the risk factors set forth therein.

2.8.  Inquiries. The Subscriber and its Investment Advisors have been given access to, and prior to the execution of this Subscription Agreement, have been provided with an opportunity to ask questions of, and receive answers from, the Company officers concerning the Company and the terms and conditions of the Offering and the Securities, and to obtain any other information which the Subscriber and the Subscriber’s Investment Advisors required with respect to the Company and an investment in the Company in order to evaluate such investment and verify the accuracy of all information furnished to the Subscriber and its Investment Advisors regarding the Company. All such questions, if asked, were answered satisfactorily and all information or documents provided were found to be satisfactory. Neither the Subscriber nor its Investment Advisors have been furnished any offering literature on which they have relied on other this Subscription Agreement and the Subscriber and its Investment Advisors have relied only on this Subscription Agreement. At no time was the Subscriber presented with or solicited by any leaflet, public promotion meeting, newspaper or magazine article, radio or television advertisement or any other form of general advertising or general solicitation.

2.9.  Authority. The Subscriber is authorized and has full right and power to subscribe for the Securities and to perform the Subscriber’s obligations pursuant to the provisions of this Subscription Agreement; the person signing this Subscription Agreement and any other instrument executed and delivered herewith on behalf of such Subscriber has been duly authorized by such entity and has full power and authority to do so. If the Subscriber is a corporation, partnership, unincorporated association or other entity, the person signing this agreement has the legal capacity to authorize, deliver and be bound by this Subscription Agreement and to take all actions required pursuant hereto and further certifies that all necessary approvals of directors, stockholders or otherwise have been given and obtained; and if the Subscriber is an individual, it is of the full age of majority in the jurisdiction in which the Subscriber is resident and is legally competent to execute, deliver and be bound by this Subscription Agreement and take all action pursuant hereto.

2.10.  No Default. The execution and delivery of this Subscription Agreement and the consummation of the transactions contemplated hereby and thereby will not conflict with, or result in any violation of or default pursuant to, any provision of any governing instrument applicable to the Subscriber, or any agreement or other instrument to which the Subscriber is a party or by which the Subscriber or any of the Subscriber’s properties are bound or any permit, franchise, judgment, decree, statute, rule or regulation applicable to the Subscriber or any of the Subscriber’s business or properties.

2.11.  ERISA. If the Subscriber is an employee benefit plan subject to ERISA, then such Subscriber acknowledges that such Subscriber has been informed of and understands the operations and business of the Company, and represents that such Subscriber’s investment in the Company (i) is permissible under the documents and instruments governing such plan; (ii) satisfies the diversification requirements of ERISA; (iii) is prudent considering all the facts and circumstances, including the fact that there is no trading market for the Securities; and (iv) is not a “prohibited transaction” within the meaning of Section 406 of ERISA.

2.12.  Purchase Entirely For Own Account. This Subscription Agreement is made with the Subscriber in reliance upon the Subscriber’s representations to the Company, which by the Subscriber’s execution of this Subscription Agreement, the Subscriber hereby confirms, that the Securities issuable to the Subscriber will be acquired for investment for the Subscriber’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Subscriber has no present intention of selling, granting any participation in, or otherwise distributing the same. The Subscriber represents and warrants that the Subscriber has no contract, understanding, agreement or arrangement with any person to sell or transfer or pledge to such person or anyone else any of the Securities for which the Subscriber hereby subscribes (in whole or in part) or any interest therein; and the Subscriber represents and warrants that the Subscriber has no present plans to enter into any such contract, undertaking, agreement or arrangement.

2.13.  Certain Legal Issues. The Subscriber represents and warrants that the funds representing the Subscription Price which will be advanced by the Subscriber hereunder will not represent proceeds of crime and the Subscriber acknowledges that the Company may in the future be required by law to disclose the Subscriber’s name and other information relating to this Subscription Agreement and the Subscriber’s subscription hereunder, on a confidential basis, and to the best of the Subscriber’s knowledge (i) none of the subscription funds to be provided by the Subscriber (a) have been or will be derived from or related to any activity that is deemed criminal under the laws of the United States of America, or any other jurisdiction, or (b) are being tendered on behalf of a person or entity who has not been identified to the Subscriber, and (ii) it shall promptly notify the Company if the Subscriber discovers that any of such representations ceases to be true, and to provide the Company with appropriate information in connection therewith.

The Subscriber represents and warrants that the current structure of this transaction and all transactions and activities contemplated hereunder is not a plan or scheme to evade the registration provisions of the Securities Act.

The Subscriber acknowledges that:

(i)	no securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities; and
(ii)	There is no government or other insurance covering the Securities; and
(iii)	there are risks associated with the purchase of the Securities; and
(iv)
there are restrictions on the Subscriber’s ability to resell the Securities and  it is the responsibility of the Subscriber to find out what those restrictions  are and to comply with them before selling the Securities; and

(v)
the Company has advised the Subscriber that the Company is relying on  an exemption from the requirements to provide the Subscriber with a  prospectus and to sell securities through a person or company registered to  sell securities under applicable securities laws and, as a consequence of  acquiring the Securities pursuant to this exemption, certain protections,  rights and remedies provided by applicable securities laws, including  statutory rights of rescission or damages, will not be available to the  Subscriber.

The Subscriber represents and warrants that neither the Company, nor any of their respective directors, officers, employees or representatives, have made any representations (oral or written) to the Subscriber regarding the future value of the Securities.

The Subscriber acknowledges that (i) the Company may complete secured or unsecured debt financings or equity financings in the future in order to develop the Company’s business and to fund its ongoing development, (ii) there is no assurance that such financings will be available and, if available, on reasonable terms, (iii) any such future financings may have a dilutive effect on current security holders, including the Subscriber, and (iv) if such future financings are not available, the Company may be unable to fund its ongoing development and the lack of capital resources may result in the failure of its business.

The Subscriber will not, directly or indirectly, except in compliance with (that is, only to the extent required to comply with) the Securities Act and such other securities or “Blue Sky” laws as may be applicable, (i) offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities, (ii) engage in any short sale which results in a disposition of any of the Securities by Subscriber, or (iii) hedge the economic risk of the Subscriber’s investment in the Securities.

2.14.  The Subscriber hereby covenants with the Company not to make any sale of the Registrable Shares (as defined below) under the Registration Statement without effectively causing the prospectus delivery requirement under the Securities Act to be satisfied, and the Subscriber acknowledges and agrees that such Registrable Shares are not transferable on the books of the Company pursuant to a sale under a Registration Statement unless the certificate submitted to the transfer agent evidencing the Registrable Shares is accompanied by a separate Subscriber’s certificate of subsequent sale in reasonable form, executed by an officer of, or other authorized person designated by, the Subscriber, to the effect that (A) the Registrable Shares have been sold in accordance with the Registration Statement, the Securities Act and any applicable state securities or Blue Sky laws and (B) if applicable, the requirement of delivering a current prospectus has been satisfied. The Subscriber acknowledges that there may occasionally be times when the Company must suspend the use of the prospectus forming a part of the Registration Statement (a “Suspension”) until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the Commission, or such time as such prospectus has been supplemented, or until such time as the Company has filed an appropriate report with the Commission pursuant to the Exchange Act. The Subscriber hereby covenants that it will not sell any Registrable Shares pursuant to said prospectus during the period commencing at the time at which it receives written notice of the Suspension of the use of said prospectus (without providing any other material information other than at the written request of the Subscriber) and ending at the time the Company gives the Subscriber written notice that the Subscriber may thereafter effect sales pursuant to said prospectus. The Subscriber shall not be prohibited from selling Registrable Shares under the Registration Statement as a result of Suspensions on more than two occasions of not more than thirty (30) days each in any 12-month period, unless, in the good faith judgment of the Company’s Board of Directors following the written advice of counsel, the sale of Registrable Shares under the Registration Statement in reliance on this paragraph would be reasonably likely to cause a violation of the Securities Act or the Exchange Act; provided that the Company shall remain liable for liquidated damages pursuant to Section 7.7 hereof with respect to any Suspensions exceeding the aforementioned two permitted 30-day Suspensions in any 12-month period.

2.15.  If the Subscriber is exercising $2.83 Warrants, the Subscriber hereby agrees (i) to amend the definition of "Purchase Price" set forth in the $2.83 Warrant Agreement to delete the phrase "for a period of not less than 30 days on not less than 30 days' prior written notice to the Registered Holders", so that such definition shall read in its entirety: " 'Purchase Price' shall mean, subject to modification and adjustment as provided in Section 8, $2.8313 and further subject to the Company's right, in its sole discretion, to decrease the Purchase Price on notice to the Registered Holders." and (ii) that such amendment be effective immediately prior to the reduction of the Purchase Price (as newly defined in the $2.83 Warrant Agreement) pursuant to the Warrant Offering.

3.        Representations and Warranties of the Company.

3.1.  Corporate Organization; Authority; Due Authorization.

(a)  The Company (A) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of the State of Delaware, (B) has the corporate power and authority to own or lease its properties as and in the places where its business is now conducted and to carry on its business as now conducted, and (C) is duly qualified as a foreign corporation authorized to do business in every jurisdiction where the failure to so qualify, individually or in the aggregate, would have a material adverse effect on the operations, assets, liabilities, financial condition or business of the Company taken as a whole (a “Material Adverse Effect”).

(b)  The Company (A) has the requisite corporate power and authority to execute, deliver and perform its obligations under this Subscription Agreement, the Financial Advisory Agreement and to issue and perform its obligations under the New Warrants and Empire Warrants (except that the Company is barred from taking actions that may trigger adjustments under Section 4 of each of the New Warrants, Empire Warrants and Extension Warrants) and to incur the obligations herein and therein and (B) has been authorized by all necessary corporate action to execute, deliver and perform the Transaction Documents and to consummate the transactions contemplated hereby and thereby (the “Contemplated Transactions”). The Transaction Documents will be on the Closing Date valid and binding obligations of the Company enforceable in accordance with their terms except as limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors’ rights and the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding at law or equity).

3.2.  Capitalization. The authorized capital stock of the Company consists of seventy five million (75,000,000) shares of common stock, $.01 par value, of which as of May 13, 2008, 25,919,162 shares of Common Stock are outstanding. All outstanding shares of capital stock of the Company were issued in compliance with all applicable federal and State securities laws, and the issuance of such shares was duly authorized by all necessary corporate action on the part of the Company. Except as contemplated by this Subscription Agreement or as set forth in the SEC Documents, there are (A) no outstanding subscriptions, warrants, options, conversion privileges or other rights or agreements obligating the Company to purchase or otherwise acquire or issue any shares of capital stock of the Company (or shares reserved for such purpose), (B) no preemptive rights contained in the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), the By-laws of the Company or contracts to which the Company is a party or rights of first refusal with respect to the issuance of additional shares of capital stock of the Company, including without limitation the Securities and (C) no commitments or understandings (oral or written) of the Company to issue any shares, warrants, options or other rights to acquire any equity securities of the Company other than with respect to existing antidilution rights of existing investors (certain of which antidilution rights will be triggered by the sale of Securities hereunder). To the Company’s knowledge, except as set forth in the SEC Documents, none of the shares of common stock are subject to any stockholders’ agreement, voting trust agreement or similar arrangement or understanding. Except as set forth in the SEC Documents, the Company has no outstanding bonds, debentures, Common Stock or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

3.3.  Due Execution, Delivery and Performance of the Transaction Documents. The Company has all requisite corporate power and authority to enter into each Transaction Document and perform the transactions contemplated hereby or thereby. Each Transaction Document has been duly authorized, executed and delivered by the Company. The execution, delivery and performance of each Transaction Document by the Company and the consummation of the transactions contemplated herein or therein will not violate any provision of the organizational documents of the Company and will not result in the creation of any lien, charge, security interest or encumbrance upon any assets of the Company pursuant to the terms or provisions of, or will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under, any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company is a party or by which the Company or any of its properties may be bound or affected or, to the Company’s knowledge, any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company or any of its properties where such conflict, breach, violation or default is reasonably likely to result in a material adverse effect. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of the Transaction Documents or the consummation of the transactions contemplated by the Transaction Documents, except for compliance with the Blue Sky laws and federal securities laws applicable to the offering of the Securities. Upon the execution and delivery of (i) this Subscription Agreement by the Company, and assuming the valid execution hereof by the Subscriber, (ii) the New Warrants by the Company and (iii) the Financial Advisory Agreement and the Transfer Agreement by the applicable parties, each Transaction Document will constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, except as (x) enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally, (y) enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (z) the indemnification agreements of the Company in Section 7.3 hereof may be legally unenforceable.

3.4.  Validity of Securities. The issuance of the Securities has been duly authorized by all necessary corporate action on the part of the Company and, when issued to, delivered to, and paid for by the Subscribers in accordance with this Subscription Agreement, the Securities will be validly issued, fully paid and non-assessable.

3.5.  Underlying Securities. The issuance of the New Shares has been duly authorized, and the shares issuable upon exercise of the New Warrants (the “New Warrant Shares”), prior to exercise of the New Warrants, will have been duly reserved for issuance upon such exercise and, when so issued, will be validly issued, fully paid and non assessable.

3.6.  Private Offering. The Company agrees that neither the Company nor anyone authorized to act on its behalf will offer the Securities or any part thereof or any similar securities for issuance or sale to, or solicit any offer to acquire any of the same from, anyone so as to make the issuance and sale of the Securities subject to the registration requirements of Section 5 of the Securities Act.

3.7.  Compliance. Except as set forth in the SEC Documents (as defined below), the Company is not in conflict with, or in default or violation of (i) any law, rule, regulation, order, judgment or decree applicable to the Company or by which any property or asset of the Company is bound or affected (“Legal Requirement”), or (ii) any material agreement, in each case except for any such conflicts, defaults or violations that would not, individually or in the aggregate, have a material adverse effect. The Company has not received any written notice or other communication from any governmental body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement, except any such violations or failures that would not, individually or in the aggregate, have a material adverse effect.

4.  SEC Documents; Financial Statements.

4.1.  (a)The information contained in the following documents, did not, as of the date of the applicable document, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, as of their respective filing dates or, if amended, as so amended (the following documents, collectively, the “SEC Documents”), provided that the representation in this sentence shall not apply to any misstatement or omission in any SEC Document filed prior to the date of this Subscription Agreement which was superseded by a subsequent SEC Document filed prior to the date of this Subscription Agreement:

(i) the Company’s Annual Report on Form 10-K for the year ended December 31, 2007; and

(iii) The Company’s interim filings on Form 8-K or other appropriate forms filed on any date after December 31, 2007 and on or before the Closing.

(b)  In addition, as of the date of this Subscription Agreement, when read together with the SEC Documents and the Company Disclosure Letter in the form attached hereto as Exhibit C (the “Company Disclosure Letter”), the information, qualifications and exceptions contained in this Subscription Agreement do not include any untrue statement of a material fact or omit to state a material fact in light of the circumstances in which such written disclosures were made.

(c)  The Company has filed all forms, reports and documents required to be filed by it with the SEC for the 12 months preceding the date of this Subscription Agreement, including without limitation the SEC Documents. As of their respective dates, the SEC Documents filed prior to the date hereof complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations thereunder.

(d)  The Company’s Annual Report on Form 10-KSB for the year ended December 31, 2007, includes consolidated balance sheets as of December 31, 2006 and 2007 and consolidated statements of income for the one year periods then ended (collectively, the “Form 10-K Financial Statements”).

(e)  The Company Disclosure Letter includes consolidated balance sheets as of March 31, 2008 and consolidated statements of income for the quarters ended March 31, 2007 and 2008 (the “Interim Financial Statements” and together with the Form 10-K Financial Statements, the “Financial Statements”).

(f)  The Financial Statements (including the related notes and schedules thereto) fairly present in all material respects the consolidated financial position, the results of operations, retained earnings or cash flows, as the case may be, of the Company for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments that would not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein.

4.2.  Use of Proceeds. The net proceeds received by the Company from the sale of the Securities shall be used by the Company for working capital and general corporate purposes. The Company will use its best efforts to reduce its burn rate to less than $600,000 per month through at least December 31, 2008.

4.3.  Legend. The certificates representing the Securities issued by the Company shall bear the following (or similar) legends:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR EXEMPTION THEREFROM.

5.  Variable Securities; Dilutive Issuances.

5.1.  So long as any Subscriber beneficially owns any New Warrants, (a) the Company will not issue any, the Company shall not, in any manner, issue or sell any rights, warrants or options to subscribe for or purchase Common Stock or directly or indirectly convertible into or exchangeable or exercisable for Common Stock at a price which varies or may vary with the market price of the Common Stock, including by way of one or more reset(s) to any fixed price unless the conversion, exchange or exercise price of any such security cannot be less than the then applicable Exercise Price (as defined in the New Warrants), and (b) the Company shall not, in any manner, enter into or effect any issuance of securities (a “Dilutive Issuance”) if the effect of such Dilutive Issuance is to cause, or but for the Securities Limitations (as defined below) would cause, the Company to be required to issue upon exercise of the New Warrants any shares of Common Stock in excess of that number of shares of Common Stock which the Company may issue upon exercise of the New Warrants without breaching the Company's obligations under the rules or regulations of the NASDAQ Capital Market (the "Securities Limitations") unless or until the Stockholder Approval (as defined below) has been obtained.

5.2.  Stockholder Approval. The Company shall provide each stockholder entitled to vote at either (x) the next annual meeting of stockholders of the Company or (y) a special meeting of stockholder of the Company (the "Stockholder Meeting"), which shall be promptly called and held not later than September 1, 2008 (the "Stockholder Meeting Deadline"), a proxy statement, soliciting each such stockholder's affirmative vote at the Stockholder Meeting for approval of resolutions ("Stockholder Resolutions") ratifying the issuance of all of the Securities as described in the Transaction Documents and, without limitation on the foregoing, the antidilution provisions of the New Warrants, Empire Warrants and the Extension Warrants, in accordance with applicable law and the rules and regulations of the NASDAQ Capital Market (such affirmative approval being referred to herein as the “Stockholder Approval”), and the Company shall use its reasonable best efforts to solicit its stockholders’ approval of such resolutions and to cause the Board of Directors of the Company to recommend to the stockholders that they approve such resolutions. The Company shall be obligated to seek to obtain the Stockholder Approval by the Stockholder Meeting Deadline. If, despite the Company’s reasonable best efforts, the Stockholder Approval is not obtained on or prior to the Stockholder Meeting Deadline, the Company shall cause an additional Stockholder Meeting to be held once in each twelve month period thereafter until such Stockholder Approval is obtained, provided that if the Board of Directors of the Company does not recommend to the stockholders that they approve the Resolutions at any such Stockholder Meeting and the Stockholder Approval is not obtained, the Company shall cause an additional Stockholder Meeting to be held each calendar quarter thereafter until such Stockholder Approval is obtained.

6.  Assignability. This Subscription Agreement and the rights and obligations hereunder are not transferable or assignable by the Subscriber.

7.  Registration; Compliance with the Securities Act.

7.1.  Registration Procedures and Expenses.

The Company shall:

(a)  Subject to receipt of necessary information in writing from the Subscribers that may be requested by the Company, as soon as reasonably practicable, but in no event later than forty five (45) days following the Closing Date (the “Filing Date”), prepare and file with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-3 (or such other form which is available to the Company) relating to the resale of the New Shares and New Warrant Shares (collectively, with shares issuable upon exercise of the Extension Warrants and the Empire Warrants, the “Registrable Shares”) by the Subscribers from time to time on NASDAQ Capital Market or the facilities of any national securities exchange on which the Common Stock is then traded or in privately negotiated transactions (the “Registration Statement”) and will use its best efforts to list such Registrable Shares on NASDAQ Capital Market or the facilities of any other national securities exchange on which the Common Stock is then traded;

(b)  use its commercially reasonable efforts, subject to receipt of necessary information from the Subscribers, to cause the Commission to declare the Registration Statement effective within seventy five (75) calendar days after the Closing Date (the “Required Effective Date”). However, so long as the Company filed the Registration Statement by the Filing Date, if the Registration Statement receives Commission review, then the Required Effective Date will be the one hundred and twenty (120) calendar days after the Closing Date. The Company’s commercially reasonable efforts will include, but not be limited to, promptly responding to all comments received from the staff of the Commission. If the Company receives notification from the Commission that the Registration Statement will receive no action or review from the Commission, then the Company will, subject to its rights under this Agreement, use its commercially reasonable efforts to cause the Registration Statement to become effective within three business days after such Commission notification;

(c)  use its commercially reasonable efforts to promptly prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective until the earliest of (i) the date on which the Subscribers may sell all of the Registrable Shares then held by the Subscribers, without registration pursuant to Rule 144 of the Securities Act, without any restriction as to the number of securities as of a particular date that can then be immediately sold and the adequate current public information requirement of Rule 144(c)(1) promulgated under the Securities Act no longer applies to the sale of such shares without registration or (ii) such time as all Registrable Shares issuable to all holders of Securities have been sold pursuant to a Registration Statement or Rule 144 promulgated under the Securities Act. Thereafter, the Company shall be entitled to withdraw the Registration Statement and the Subscribers shall have no further right to offer or sell any of the Registrable Shares pursuant to the Registration Statement. The Company shall not file any registration statements with the Commission relating to securities other than the Registrable Shares until ninety (90) days after the Required Effective Date; provided nothing herein will prohibit the filing of amendments or supplements to already filed registration statements;

(d)  use commercially reasonably efforts to furnish (i) to the Subscribers with respect to the Registrable Shares registered under the Registration Statement by fax or email (in each case with answerback confirmed) or other prompt means one copy of the prospectus promptly after effectiveness of the Registration Statement and in any case before the next opening of the principal market for the Registrable Shares and (ii) to the Subscribers with respect to the Registrable Shares registered under the Registration Statement (and to each underwriter, if any, of such Registrable Shares) such number of copies of prospectuses and such other documents as the Subscribers may reasonably request within a reasonable time, in order to facilitate the public sale or other disposition of all or any of the Registrable Shares by the Subscribers;

(e)  file documents required of the Company for normal Blue Sky clearance in states specified in writing by the Subscribers and reasonably acceptable to the Company; provided, however, that the Company shall not be required to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 7.1; (ii) file a general consent to service of process in any such jurisdiction; (iii) subject itself to taxation in any such jurisdiction; (iv) provide any undertakings that cause material expense or burden to the Company; or (v) make any change to its organizational documents, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders;

(f)  bear all expenses in connection with the procedures in paragraphs (a) through (e) of this Section 7.1 and the registration of the Registrable Shares pursuant to the Registration Statement, other than fees and expenses, if any, of counsel or other advisers to the Subscribers or underwriting discounts, brokerage fees and commissions incurred by the Subscribers, if any; and

(g)  promptly notify the Subscribers of the effectiveness of a Registration Statement, and any post-effective amendments thereto, as well as of the receipt by the Company of any stop orders of the Commission with respect to a Registration Statement and the lifting of any such order.

Notwithstanding the foregoing, it shall be a condition precedent to the obligations of the Company to take any action pursuant to paragraphs (a) through (f) of this Section 7.1, that each Subscriber shall furnish to the Company such information regarding itself, the Registrable Shares to be sold by the Subscriber, and the intended method of disposition of such Registrable Shares as shall be required to effect the registration of the Registrable Shares, all of which information shall be furnished to the Company in writing specifically for use in the Registration Statement.

The Registration Statement may include additional securities pursuant to existing registration rights.

The Company understands that each Subscriber disclaims being an underwriter, but a Subscriber being deemed an underwriter shall not relieve the Company of any obligations it has hereunder, provided, however, that if the Company receives notification from the Commission that the Subscriber is deemed an underwriter, then the period in which the Company is obligated to submit an acceleration request to the Commission shall be extended to the earlier of (i) the sixtieth (60th) day after such Commission notification, or (ii) ninety (90) days after the initial filing of the Registration Statement with the Commission. Notwithstanding the foregoing, the parties understand and agree that the Company shall not be obligated to retain an underwriter with respect to the offer and sale of Registrable Shares pursuant to the Registration Statement

7.2.  Transfer of Securities After Registration. While the Registration Statement is effective and available for resale, each Subscriber agrees that it will not effect any disposition of New Warrants or Registrable Shares that would constitute a sale within the meaning of the Securities Act, except as contemplated in the Registration Statement referred to in Section 7.1 hereof in the section titled “Plan of Distribution” or pursuant to an applicable exemption from registration, the availability of which is confirmed in writing by counsel to the Subscriber (the form, substance and scope of which opinion shall be reasonably acceptable to the Company) and delivered to the Company, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Subscriber or its plan of distribution.

7.3.  Indemnification.

(a)  For purpose of this Agreement, the term “Subscriber/Affiliate” shall mean any affiliate of a Subscriber (as defined in Rule 405 under the Securities Act) and any person who controls the Subscriber or any affiliate of the Subscriber within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and

(b)  For purpose of this Section 7.3, the term “Registration Statement” shall include any final prospectus, exhibit, supplement or amendment included in or relating to, and any document incorporated by reference in, the Registration Statement referred to in Section 7.1 hereof.

The Company agrees to indemnify and hold harmless each Subscriber and each Subscriber/Affiliate against any losses, claims, damages, liabilities or expenses, joint or several, to which the Subscriber or Subscriber/Affiliate may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the prospectus, financial statements and schedules, and all other documents filed as a part thereof, as amended at the time of effectiveness of the Registration Statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A, or pursuant to Rule 434, of the Rules and Regulations, or the prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required (the “Prospectus”), or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in the Registration Statement or any amendment or supplement thereto not misleading or in the Prospectus or any amendment or supplement thereto not misleading in the light of the circumstances under which they were made, or arise out of or are based in whole or in part on any material breach of the representations and warranties of the Company contained in this Agreement (except that where representations and warranties are qualified by materiality, any breach), or any material breach by the Company of its obligations hereunder, and will reimburse the Subscriber or Subscriber/Affiliate for any legal and other expenses as such expenses are reasonably incurred by the Subscriber or Subscriber/Affiliate in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent, but only to the extent, that any such loss, claim, damage, liability or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Subscriber expressly for use therein, or (ii) the failure of the Subscriber to comply with the covenants and agreements contained in Section 2.12 or Section 7.2 hereof respecting the sale of the Registrable Shares, or (iii) the inaccuracy of any representations made by the Subscriber herein or (iv) any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Subscriber prior to the pertinent sale or sales by the Subscriber.

Each Subscriber will severally, but not jointly, indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Subscriber) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any failure to comply with the covenants and agreements contained in Sections 2.12 or 7.2 hereof respecting the sale of the Registrable Shares or (ii) any material breach of any representation made by the Subscriber herein or (iii) any untrue or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements in the Registration Statement or any amendment or supplement thereto not misleading or in the Prospectus or any amendment or supplement thereto not misleading in the light of the circumstances under which they were made, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by the Subscriber expressly for use therein, and the Subscriber will reimburse the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person for any legal and other expense reasonably incurred by the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the obligations of the Subscriber under this Section 7.3 shall not exceed the net proceeds to such Subscriber from the sale of Registrable Shares pursuant to such Registration Statement.

Promptly after receipt by an indemnified party under this Section 7.3 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7.3, promptly notify the indemnifying party in writing thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 7.3 (except to the extent that such omission materially and adversely affects the indemnifying person’s ability to defend such action). Subject to provisions hereinafter stated, in case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnifying party and the indemnified party, based upon the advice of such indemnified party’s counsel, shall have reasonably concluded that there may be a conflict of interest between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7.3 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by such indemnifying party in the case of paragraph (a), representing the indemnified parties who are parties to such action (including indemnified parties under Agreements with Other Subscribers, plus local counsel, if appropriate) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party. In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld. No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

If the indemnification provided for in this Section 7.3 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under paragraphs (a), (b) or (c) of this Section 7.3 in respect to any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Subscriber from the sale of securities contemplated by this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but the relative fault of the Company and the Subscriber in connection with the statements or omissions or inaccuracies in the representations and warranties in this Agreement that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and the Subscriber on the other shall be determined by reference to, among other things, whether the untrue or alleged statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Company or by the Subscriber and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in paragraph (c) of this Section 7.3, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in paragraph (c) of this Section 7.3 with respect to the notice of the threat or commencement of any threat or action shall apply if a claim for contribution is to be made under this paragraph (d); provided, however, that no additional notice shall be required with respect to any threat or action for which notice has been given under paragraph (c) for purposes of indemnification. The Company and the Subscriber agree that it would not be just and equitable if contribution pursuant to this Section 7.3 were determined solely by pro rata allocation (even if the Subscriber were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this Section 7.3, the Subscriber shall not be required to contribute any amount in excess of the amount by which the amount realized by the Subscriber on Sale of Registrable Shares exceeds the amount of any damages which such Subscriber has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Subscriber’s obligation to contribute pursuant to this Section 7.3 is several and not joint.

Each Subscriber hereby acknowledges that it is a sophisticated business person who was represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 7.3, and is fully informed regarding said provisions. Each of the Company and the Subscriber is advised that federal or state public policy as interpreted by the courts in certain jurisdictions may be contrary to certain of the provisions of this Section 7.3, and each of the Company and the Subscriber hereby expressly waives and relinquishes any right or ability to assert such public policy as a defense to a claim under this Section 7.3 and further agrees not to attempt to assert any such defense.

7.4.  Termination of Conditions and Obligations. The conditions precedent imposed by Section 2 or this Section 7 upon the transferability of Securities or the Registrable Shares shall cease and terminate as to any particular number of the Registrable Shares upon the earliest to occur of (i) the sale of such Registrable Shares pursuant to the Registration Statement, (ii) the sale of such Registrable Shares pursuant to Rule 144 under the Securities Act or (iii) the passage of one year from the effective date of the Registration Statement covering such Registrable Shares, provided that the holder of such Securities is not at such time, and was not for the 90 days immediately prior thereto, an affiliate of the Company (as such term is defined in Rule 144) or at such time as an opinion of counsel satisfactory in form and substance to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

7.5.  Information Available. As long as any Subscriber owns New Warrants and the Company is subject to the filing requirements of the Exchange Act, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. So long as the Registration Statement is effective covering the resale of Registrable Shares, the Company will furnish to the Subscriber upon such Subscriber’s request:

(a)  as soon as practicable after available (but in the case of the Company’s Annual Report to Stockholders, concurrently with delivery to its stockholders generally) one copy of (i) its Annual Report to Stockholders (which Annual Report shall contain financial statements audited in accordance with U.S. generally accepted accounting principles by a nationally recognized firm of certified public accountants), (ii) if not included in substance in the Annual Report to Stockholders, upon the request of the Subscriber, its Annual Report on Form 10-KSB or 10-K, (iii) upon the request of the Subscriber, its Quarterly Reports on Form 10-QSB or 10-Q, (iv) upon the request of the Subscriber, its Current Reports on Form 8-K, and (v) a full copy of the particular Registration Statement covering the Registrable Shares (the foregoing, in each case, excluding exhibits);

(b)  all exhibits excluded by the parenthetical to subparagraph (a)(v) of this Section 7.5; and

(c)  upon the reasonable request of the Subscriber, a reasonable number of copies of the prospectuses and supplements thereto to supply to any other party requiring such prospectuses and supplements.

7.6.  Assignment of Registration Rights. The rights of a Subscriber hereunder, including the right to have the Company register the Registrable Shares pursuant to this Agreement, will be automatically assigned by the Subscriber to transferees or assignees of Securities, but only if (a) the Subscriber agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (b) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of the name and address of such transferee or assignee and the Securities with respect to which such registration rights are being transferred or assigned, (c) after such transfer or assignment, the further disposition of such Securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, (d) at or before the time the Company received the written notice contemplated by clause (b) of this sentence, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein, (e) the transferee is an “accredited investor” as that term is defined in Rule 501 of Regulation D, and (f) the transfer of the Securities is made in accordance with the provisions of Section 5 and Section 7.2 hereof.

7.7.  Delay in Filing or Effectiveness of Registration Statement. If the Registration Statement is not filed by the Company with the Commission on or prior to the Filing Date, then for each day following the Filing Date, until but excluding the date the Registration Statement is filed, or if a prospectus included in the Registration Statement which has been declared effective by the Commission, is not delivered to the Subscribers (as set forth in Section 7.1(d)) by the Required Effective Date, then for each day following the Required Effective Date, until but excluding the date the Commission declares the Registration Statement effective, the Company shall, for each such day, pay the Subscriber with respect to any such failure, as liquidated damages and not as a penalty, an amount equal to 0.0333% of the purchase price paid by such Subscriber for its Securities pursuant to this Agreement; and for any such day, such payment shall be made no later than the first business day of the calendar month next succeeding the month in which such day occurs. If the Subscriber shall be prohibited from selling Registrable Shares under the Registration Statement as a result of a Suspension of more than thirty (30) days or Suspensions on more than two occasions of not more than thirty (30) days each in any 12-month period, then for each day on which a Suspension is in effect that exceeds the maximum allowed period for a Suspension or Suspensions, but not including any day on which a Suspension is lifted, the Company shall pay the Subscriber, as liquidated damages and not as a penalty, an amount equal to 0.0333% of the purchase price paid by such Subscriber for the Securities pursuant to this Agreement for each such day, and such payment shall be made no later than the first business day of the calendar month next succeeding the month in which such day occurs. For purposes of this Section 7.7, a Suspension shall be deemed lifted on the date that notice that the Suspension has been lifted is delivered to the Subscriber pursuant to Section 17 of this Subscription Agreement. Any payments made pursuant to this Section 7.7 shall not constitute the Subscriber’s exclusive remedy for such events. Notwithstanding the foregoing provisions, in no event shall the Company be obligated to pay such liquidated damages to more than one Subscriber in respect of the same Securities for the same period of time. The liquidated damage payments imposed hereunder shall be made to the Subscriber in cash.

7.8.  Integration with Subsequent Transactions. The Company shall not, indirectly or directly, sell, offer for sale or solicit offers to buy or otherwise negotiate with respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities or the issuance of the New Warrant Shares in a manner that would require the registration under the Securities Act of the sale of the Securities or the issuance of the New Warrant Shares to the Subscriber or that would be integrated with the offer or sale of the Securities or the issuance of the New Warrant Shares for purposes of the rules or regulations of NASDAQ Capital Market or any national securities exchange on which the Common Stock are listed or designated such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained prior to the closing of such subsequent transactions.

8.  Broker’s Fees. The Subscriber acknowledges that the Company intends to pay fees and expenses to the Financial Advisor in respect of the Financial Advisory Agreement. Each Subscriber and the Company hereby agree that the Subscriber shall not be responsible for such fees and expenses. Each of the parties hereto hereby represents that, on the basis of any actions and agreements by it, there are no other brokers or finders entitled to compensation in connection with the transactions contemplated by the Transaction Documents.

9.  Independent Nature of Subscribers’ Obligations and Rights. The obligations of each Subscriber under this Subscription Agreement are several and not joint with the obligations of any other Subscriber, and no Subscriber shall be responsible in any way for the performance of the obligations of any other Subscriber under this Subscription Agreement. The decision of each Subscriber to purchase Securities pursuant to this Subscription Agreement or a Transfer Agreement, has been made independently of any other Subscriber.

Nothing contained herein, and no action taken by any Subscriber thereto, shall be deemed to constitute the Subscribers as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Subscribers are in any way acting in concert or as a group with respect to such obligations or transactions contemplated by this Agreement.

Each Subscriber shall be entitled to independently protect and enforce its rights, including without limitation, its rights arising out of this Subscription Agreement, and it shall not be necessary for any other Subscriber to be joined as an additional party in any proceeding for such purpose. No Subscriber shall incur any liability to any other Subscriber with respect to exercising or refraining from exercising any right or rights that such Subscriber may have by reason of this Subscription Agreement.

Each Subscriber has been represented or had the opportunity to be represented by its own separate legal counsel, at such Subscriber’s own expense, in review and negotiation of this Subscription Agreement.

Each Subscriber agrees that neither a Subscriber nor any affiliate of a Subscriber shall be liable to any other Subscriber or such other Subscriber’s affiliate for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Securities.

10.  Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of law. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America or the state courts of New York State located in New York, New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such Specified Courts of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts or any other court of competent jurisdiction.

11.  Amendments and Waivers. Unless a particular provision or section of this Subscription Agreement requires otherwise explicitly in a particular instance, any provision of this Subscription Agreement may be amended and the observance of any provision of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the New Shares (not including for this purpose any New Shares which have been sold to the public pursuant to a Registration Statement under the Securities Act or an exemption therefrom). Any amendment or waiver effected in accordance with this Section 11 shall be binding upon each Subscriber, each holder of any Securities at the time outstanding (including without limitation securities into which any such Securities are convertible or exercisable), each future holder thereof, and the Company.

12.  Survival of Representations and Warranties. All representations and warranties made by the Subscriber and Company in this Subscription Agreement shall survive the execution and delivery of this Subscription Agreement, as well as any investigation at any time made by or on behalf of the Company and the issue and sale of the Securities.

13.  Reliance. The Subscriber understands and acknowledges that the Subscriber's representations, warranties, acknowledgements and agreements in this Subscription Agreement will be relied upon by the Company in determining the Subscriber's suitability as a Subscriber of the Securities.

14.  Further Assurances. The Subscriber agrees to provide, if requested, any additional information that may be requested or required to determine the Subscriber's eligibility to purchase the Securities.

15.  Entire Agreement. This Subscription Agreement, with the other Transaction Documents, constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

16.  Severability. In the event one or more of the provisions of this Subscription Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Subscription Agreement, and this Subscription Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

17.  Notices. Any notice or other communication required or permitted to be given hereunder (each a “Notice”) shall be given in writing and shall be made by personal delivery, sent by fax (with answerback confirmed) or sent by courier or certified or registered first-class mail (postage prepaid), addressed to a party at its address shown below or at such other address as such party may designate by three days’ advance Notice to the other parties.

Any Notice to any of the Subscribers shall be sent to the addresses for such Subscriber set forth on the signature pages hereof.

Any Notice to the Company shall be sent to:

Neonode Inc.
Attn: CFO
4000 Executive Parkway
San Ramon, California 94549
Fax: (925) 355-2041

with a copy to:
Hahn & Hessen LLP
488 Madison Avenue
New York, NY 10022
Fax: (212) 478-7400
Attention: James Kardon

Each Notice shall be deemed given and effective upon receipt (or refusal of receipt).

18.  Conflicts. The Company and each Subscriber (i) acknowledge that Hahn & Hessen LLP, counsel to the Company in the transactions contemplated in this Subscription Agreement, has acted, and from time to time continues to act, as counsel to (A) certain Subscribers, or affiliates thereof, in connection with the acquisition of the Existing Warrants, and (B) AIGH Investment Partners, LLC in connection with its investments in the Company, and in unrelated matters, (ii) consent to the representation of the Company and such other representation of the Subscribers and AIGH, or affiliates thereof, by Hahn & Hessen LLP, (iii) acknowledge that partners of Hahn & Hessen LLP own securities of the Company constituting less than 0.1% of outstanding stock of the Company, and (iv) waive any conflicts of interest claim which may arise from any or all of the foregoing.

19.  Third Party Beneficiary. The Company and each Subscriber agree that Empire is an intended third party beneficiary of the representations and warranties made by (x) the Subscribers in Section 2 hereto and (y) the Company in Section 3 hereto and the covenants of the Company set forth in Section 7 hereto.

20.  Counterparts. This Agreement may be executed (including by facsimile transmission) with counterpart signature pages or in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned has executed this Warrant Exercise Subscription Agreement as of the date set forth on this signature page.

Subscription Price:     $____________________________

Manner of exercise: Check applicable box:

☐ Cash     ☐ Surrender of Company debt (as described below)

_______________________________________________

Number of Exercise Warrants exercised: ___________

Check applicable box:

☐ Warrant Holder     ☐ Transferee

Name of Subscriber:

[___________________________]

By:
Name:
Title:

U.S. person [please initial]: yes ☐  no ☐

Date: _____________

Address:  ______________________________________
          ______________________________________

SSN or U.S. Tax ID No: ___________________________

SUBSCRIPTION ACCEPTED: NEONODE INC., a Delaware corporation

By:	Date:	, 2008
Name:
Title:

EXHIBIT A

FORM OF

NEW WARRANTS

EXHIBIT B

FORM OF WARRANT TRANSFER AGREMENT

EXHIBIT C

COMPANY DISCLOSURE LETTER